Exhibit 99.1

August 18, 2020

FOR ADDITIONAL INFORMATION

Media	Investors
Ken Stammen	Randy Hulen	Sara Macioch
Corporate Media Relations (614) 460-5544 kstammen@nisource.com	Vice President, Investor Relations and Treasurer (219) 647-5688	Manager, Investor Relations (614) 460-4789 smacioch@nisource.com
rghulen@nisource.com

NiSource Inc. Announces Pricing and Preliminary Results of its Any and All Tender Offer

MERRILLVILLE, Ind. – NiSource Inc. (“NiSource”) announced today the applicable Total Consideration as set forth in the table below in respect of the previously announced cash tender offer for any and all of its outstanding 4.45% Notes due 2021, 2.650% Notes due 2022, 3.85% Notes due 2023 and 3.650% Notes due 2023 (the “Any and All Tender Offer”, and such notes, collectively, the “Any and All Notes”). The terms and conditions of the Any and All Tender Offer are described in the Offer to Purchase, dated August 12, 2020 (the “Offer to Purchase”).

The Reference Yield, Repurchase Yield and Total Consideration with respect to the Any and All Tender Offer are detailed in the table below:

Title of Security	CUSIP/ISIN Numbers	Initial Principal Amount Outstanding	U.S. Treasury Reference Security	Reference Yield	Fixed Spread	Repurc hase Yield	Total Consideration (per $1,000 principal amount)
4.45% Notes due 2021(a)	65473QAY9/ US65473QAY98	$63,552,000	1.50% U.S. Treasury due 11/30/2021	0.154%	+40 bps	0.554%	$1,049.75
2.650% Notes due 2022(b)	65473QBH5/ US65473QBH56	$500,000,000	1.375% .U.S. Treasury due 10/15/2022	0.155%	+12.5 bps	0.280%	$1,051.03
3.85% Notes due 2023(a)	65473QBA0/ US65473QBA04	$250,000,000	1.375% U.S. Treasury due 02/15/2023	0.157%	+35 bps	0.507%	$1,082.58
3.650% Notes due 2023(b)	65473PAF2/ US65473PAF27	$350,000,000	0.125% .U.S. Treasury due 05/15/2023	0.165%	+15 bps	0.315%	$1,090.88

(a)    The applicable Total Consideration will be calculated to the applicable maturity date of the notes.

(b)    The applicable Total Consideration will be calculated to the applicable par call date of the notes.

Upon consummation of the Any and All Tender Offer, NiSource will pay the applicable Total Consideration (as shown in the table above) for each $1,000 principal amount of Any and All Notes tendered and accepted for payment plus accrued and unpaid interest up to, but not including, August 19, 2020, the expected settlement date for the Any and All Tender Offer. The Total Consideration was calculated in the manner described in the Offer to Purchase by reference to a fixed spread specified in the table above plus the yield to par call date or yield to maturity, as applicable, based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above at 2:00 p.m., New York City time, on August 18, 2020.

The Any and All Tender Offer expired at 5:00 p.m., New York City time, on August 18, 2020. According to information provided by D.F. King & Co. Inc., the tender and information agent for the Any and All Tender Offer, $2,922,000 aggregate principal amount of the 4.45% Notes due 2021, $415,270,000 aggregate principal amount of the 2.650% Notes due 2022, $146,559,000 aggregate principal amount of the 3.85% Notes due 2023 and $254,453,000 aggregate principal amount of the 3.650% Notes due 2023 were validly tendered prior to or at the expiration of the Any and All Tender Offer and not validly withdrawn. This amount excludes $20,000 aggregate principal amount of the 4.45% Notes due 2021, $1,727,000 aggregate principal amount of the 2.650% Notes due 2022, $137,000 aggregate principal amount of the 3.85% Notes due 2023 and $968,000 aggregate principal amount of the 3.650% Notes due 2023 tendered pursuant to the guaranteed delivery procedures described in the Offer to Purchase and the related notice of guaranteed delivery provided in connection with the Any and All Tender Offer, which remain subject to the holders’ performance of the delivery requirements under such procedures. NiSource expects to accept Any and All Notes tendered and to pay the applicable Total Consideration, subject to satisfaction or waiver of certain conditions and other terms set forth in the Offer to Purchase, on August 19, 2020.

On August 18, 2020, NiSource successfully consummated the Financing Transaction (as defined in the Offer to Purchase). Proceeds from the Financing Transaction, along with cash on hand, will be used to pay the applicable Total Consideration for all of the Any and All Notes that were tendered. On August 18, 2020, NiSource issued a notice to redeem all of the Any and All Notes that remain outstanding following the consummation of the Any and All Tender Offer.

Dealer Manager

Credit Suisse Securities (USA) LLC is serving as Dealer Manager for the Any and All Tender Offer. Questions regarding the Any and All Tender Offer may be directed to Credit Suisse Securities (USA) LLC, toll-free at (800) 820-1653 or collect at (212) 325-2476. Requests for the Offer to Purchase or the documents incorporated by reference therein may be directed to D.F. King & Co., Inc., which is acting as Tender and Information Agent for the Any and All Tender Offer, at the following telephone numbers: banks and brokers, (212) 269-5550; all others toll-free at (877) 679-4107. Additionally, a copy of the Offer to Purchase (including the Notice of Guaranteed Delivery) is available at the following web address: www.dfking.com/nisource.

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such offer, solicitation, or sale would be unlawful. The Any and All Tender Offer is being made solely pursuant to terms and conditions set forth in the Offer to Purchase. This press release is being issued pursuant to and in accordance with Rule 134 under the Securities Act of 1933, as amended.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.5 million natural gas customers and 500,000 electric customers across seven states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s approximately 8,400 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found on its website.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of federal securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. These forward-looking statements include, but are not limited to, statements concerning our plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include among other things, our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; our ability to execute our growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; our ability to adapt to, and manage costs related to, advances in technology; any changes in our assumptions regarding the financial implications of a series of fires and explosions that occurred in Lawrence, Andover and North Andover, Massachusetts related to the delivery of natural gas by Columbia of Massachusetts in September 2018 (the “Greater Lawrence Incident”); compliance with the agreements entered into with the U.S. Attorney’s Office to settle the U.S. Attorney’s Office’s investigation relating to the Greater Lawrence Incident; the pending sale of the Columbia Gas of Massachusetts business, including the terms and closing conditions under the Asset Purchase Agreement; potential incidents and other operating risks associated with our business; continuing and potential future impacts from the COVID-19 pandemic; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; any damage to our reputation, including in connection with the Greater Lawrence Incident; compliance with applicable laws, regulations and tariffs; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential, commercial and industrial customers; economic conditions of certain industries; the success of NIPSCO’s electric generation strategy; the price of energy commodities and related transportation costs; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairment of goodwill; changes in taxation and accounting principles; the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; construction risks and natural gas costs and supply risks; extreme weather conditions; the attraction and retention of a qualified workforce; the ability of our subsidiaries to generate cash; our ability to manage new initiatives and organizational changes; the performance of third-party suppliers and service providers; changes in the method for determining LIBOR and the potential replacement of the LIBOR benchmark interest rate; and other matters in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and our subsequent SEC filings. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time. A credit rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning rating organization. In addition, dividends are subject to board approval.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward- looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

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